Exhibit 99.1

Arconic Corporation Provides Update on COVID-19 Impact and Announces Preliminary First Quarter 2020 Results

PITTSBURGH--(BUSINESS WIRE)--April 27, 2020--Arconic Corp. (NYSE: ARNC) (“Arconic” or “the Company”) today provided a business update regarding the impact of the COVID-19 pandemic on its business and operations as well as certain preliminary unaudited financial information for the quarter ended March 31, 2020.

COVID-19 Updates

Chief Executive Officer Tim Myers said, “In the few short weeks since Arconic’s launch as a standalone company, market conditions have been changing rapidly and unpredictably. Notwithstanding that, we believe that Arconic’s diverse end markets and geographic composition mitigate the impact on the Company from any singular area of decline. Furthermore, despite the challenges that we currently face in North America and Europe, we are seeing positive momentum at our Chinese facilities that felt the full brunt of the COVID-19 pandemic in early 2020 and are now back to essentially normal production. Our Russian packaging facility is running at full operations due to strong end market demand. Moreover, our operating footprint benefits from a highly variable cost structure and we are actively managing operations to effectively flex activity to respond to changing automotive and aerospace market conditions. As previously announced, in response to market conditions we took a series of proactive actions to mitigate the impacts of the pandemic on our business. By our current estimates, we expect these cost savings to improve our financial profile by approximately $200 million.” Mr. Myers further added, “As an update, we resumed operations at our New York facility on April 20th and we expect to ramp back up our operations at our Tennessee facility this week, where we remain excited by the opportunities for growth and the enhanced capabilities that are nearing completion.” Mr. Myers concluded, “We are pleased with the recent announcement on April 22nd by the ITC initiating antidumping and countervailing duties trade case against 18 countries on common alloy sheet products and we expect this will benefit our operations and others in industrial aluminum processing.”

Chief Financial Officer Erick Asmussen added, “Our liquidity and financial position remains strong despite the pandemic’s impact to our business. We have in excess of a billion dollars of available liquidity today (inclusive of approximately $500 million of cash on the balance sheet at the time of our separation) and our current capital structure maturities are well into the future.” Mr. Asmussen further expanded, “Our business is flexible and cash requirements are countercyclical and we expect working capital will be a source of cash in the near team, and together with the benefit of the recent management actions to reduce costs, we believe we have adequate liquidity to operate the Company in spite of ongoing uncertainties.”

Preliminary First Quarter Results

On April 14, 2020, Arconic’s parent company prior to the April 1, 2020 separation, Howmet Aerospace Inc. (“Howmet”), reported preliminary unaudited financial results for the quarter ended March 31, 2020, including certain financial information related to its former Global Rolled Products (“GRP”) segment, the underlying businesses that now comprise Arconic.

On the basis of that information, for the quarter ended March 31, 2020 we expect to report for the quarter:

  Revenue of approximately $1.6 billion, which is down approximately 12% year-over-year, with organic revenue expected to be down approximately 7% due to disruptions in the automotive, commercial transportation and aerospace markets driven by COVID-19 and 737 MAX production declines somewhat offset by growth in the industrial market;
  Segment operating profit to be approximately $170 million, which is up approximately 26% year-over-year, driven by net cost reductions and favorable aluminum prices, partially offset by volume declines;
  Segment operating profit margin to increase approximately 310 basis points year-over-year to approximately 10.7%; and
  Depreciation and amortization to be approximately $55 million in the first quarter 2020.

Separately, as previously disclosed, Arconic expects its corporate costs to be in the range of $75 million to $85 million on an annual run rate basis beginning April 1, 2020, the date of the separation, which includes approximately $20 million of depreciation and amortization.

The financial information of Howmet’s GRP segment included in this Form 8-K is the information of Howmet’s GRP segment as a reportable segment of Howmet. This preliminary unaudited combined financial information for the quarter ended March 31, 2020 may differ from the final Howmet GRP segment’s unaudited financial results as well as the unaudited combined financial results to be reported by Arconic in its Quarterly Report for the period ended March 31, 2020. Undue reliance should not be placed on this unaudited financial information.

About Arconic Corporation

Arconic Corporation (NYSE: ARNC), headquartered in Pittsburgh, Pennsylvania, is a leading provider of aluminum sheet, plate and extrusions, as well as innovative architectural products, that advance the ground transportation, aerospace, industrial, packaging and building and construction markets. For more information, visit www.arconic.com.

Forward-Looking Statements

This release contains that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” goal,” “guidance,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect Arconic Corporation’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, forecasts and expectations relating to operations or customer demand; statements and guidance regarding future financial results or operating performance, including first quarter 2020 results; reduction in operating costs and capital expenditures; statements regarding future actions to mitigate the impact of COVID-19; and statements about Arconic Corporation’s strategies, outlook, business and financial prospects. These statements reflect beliefs and assumptions that are based on Arconic Corporation’s perception of historical trends, current conditions and expected future developments, as well as other factors Arconic Corporation believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Although Arconic Corporation believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties, include, but are not limited to: (a) the possible impacts and our preparedness to respond to implications of COVID-19 and (b) the other risk factors summarized in Arconic Corporation’s Form 10-K for the year ended December 31, 2019 and other reports filed with the U.S. Securities and Exchange Commission. Market projections are subject to the risks discussed above and other risks in the market. The statements herein are made as of the date of this release, even if subsequently made available by Arconic Corporation on its website or otherwise. Arconic Corporation disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

Non-GAAP Financial Measures

Some of the financial information included herein is not presented in accordance with accounting principles generally accepted in the United States of America (GAAP) and are considered “non-GAAP financial measures” under SEC rules. These non-GAAP financial measures supplement GAAP disclosures and should not be considered an alternative to the GAAP measure.

Howmet GRP Segment Information (unaudited)
(dollars in millions)

	Quarter Ended March 31,
Global Rolled Products	2019 (Actual)	2020 (Estimated)
Third-party sales	$1,784	$	~1,580
Intersegment sales	$52	$	~35
Segment operating profit	$135	$	~170
Segment operating profit margin	7.6%		~10.7%
Third-party aluminum shipments (kmt)	331		~312
Howmet GRP Organic Revenue
(dollars in millions)

	Quarter Ended March 31,
Global Rolled Products	2019 (Actual)	2020 (Estimated)
Sales	$1,784	$	~1,580
Less:
Sales – Itapissuma	40		~11
Sales – South Korea	13		~8
Aluminum price impact	n/a		~(46)
Foreign currency impact	n/a		~3
Global rolled products organic revenue	$1,731	$	~1,604

Organic revenue is a non-GAAP financial measure. According to the Howmet release, Howmet management believes this measure is meaningful to investors as it presents revenue on a comparable basis for all periods presented due to the impact of the sale of the aluminum rolling mill in Itapissuma, Brazil (divested in February 2020), the sale of the hard alloy extrusions plant in South Korea (divested in March 2020), and the impact of changes in aluminum prices and foreign currency fluctuations relative to the prior year periods.

Contacts

Investor Contact
Jason Secore
Shane Rourke
(412) 315-2984
Investor.Relations@arconic.com

Media Contact
Tracie Gliozzi
(412) 992-2525
Tracie.Gliozzi@arconic.com

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